Exhibit 99.1

APPYEA Inc. Announces Corporate Rebranding: Changes Name to TECHLOTT Inc. and Ticker Symbol to LOTT

The new corporate identity reflects the Company’s strategy to focus on regulated lottery infrastructure, verifiable draw technology and modular systems for licensed operators

JERUSALEM, Israel, June 3, 2026 — TechLott Inc. (OTCQB: LOTT) (“TechLott” or the “Company”), formerly AppYea Inc. (OTCQB: APYP), today announced that its corporate name change and new ticker symbol have become effective at the market open today. The Company’s common stock now trades on the OTCQB Venture Market under the ticker symbol LOTT.

The new corporate identity follows the Company’s acquisition of the TechLott technology platform and reflects its current operating focus: infrastructure for regulated lottery, draw-based gaming and outcome verification markets.

“TechLott is a more accurate name for the company we are building,” said Yakir Abadi, Chief Executive Officer of TechLott Inc. “The new name and LOTT ticker give investors and commercial partners a clearer understanding of our direction: technology infrastructure for licensed lottery and regulated outcome-based markets.”

TechLott’s platform is designed to support licensed operators, regulated gaming companies and government-linked lottery organizations seeking to modernize draw-based products without necessarily replacing their existing core systems.

The Company’s NeoDraw architecture separates draw logic, randomness, verification, settlement, reporting and operator tools into configurable technology layers. This approach is intended to allow operators to adopt either a full-suite deployment or selected platform modules through API-based or embedded integration.

The lottery industry includes many operators with valuable licenses, long-standing distribution networks and established customer relationships. At the same time, many of those operators continue to rely on older technology environments that can make new product launches slow, costly and difficult to audit in real time. TechLott is focused on that gap.

Its technology stack is being developed to support modern draw products such as lottery, keno, raffles, virtual racing, instant-win formats, mystery-box mechanics, promotional draws and other number- or outcome-based products, subject to applicable licensing, regulatory approvals and market-specific rules.

“Operators are not always looking for a full replacement of the systems they already use,” said Mark Katzenelson, President of TechLott Inc. “In many cases, the practical need is an infrastructure layer that can work alongside legacy environments, add new game formats, improve verification and give management and regulators better visibility into outcomes.”

“NeoDraw was built as a practical technology bridge between regulated legacy environments and modern digital draw products,” said Ben Harris, Chief Technology Officer of TechLott Inc. “Our focus is reliability at the infrastructure level — verifiable randomness, audit-ready records, API-based integration and configurable modules that can be deployed without forcing operators into a full core-system replacement.”

TechLott’s platform includes tools for verifiable randomness, draw orchestration, tamper-evident records, API and SDK connectivity, settlement workflows, back-office functionality, reporting and jurisdiction-specific configuration. The Company’s commercial strategy is primarily B2B and B2G, focused on supplying technology to licensed counterparties rather than operating as a consumer-facing lottery brand.

The Company believes this positioning is important as lottery and outcome-based markets continue to move from retail-first systems toward digital, mobile and audit-ready infrastructure. TechLott’s objective is to provide operators with a path to add new products, increase transparency and improve operational control while preserving flexibility around local regulation and existing technology investments.

“Changing the name and ticker is not simply a branding step,” said Eldar Edmond Grady, Executive Chairman of TechLott Inc. “It aligns the public company with the business now inside it. TechLott owns a technology platform, has a defined market focus and is building around regulated lottery infrastructure, verifiable outcomes and operator-grade deployment.”

The Company intends to continue developing the TechLott platform, expanding NeoDraw’s modular capabilities, strengthening reporting and audit functionality, and pursuing commercial relationships with licensed operators and strategic partners in selected markets.

About TechLott Inc.

TechLott Inc. (OTCQB: LOTT), formerly AppYea Inc., is a public technology company focused on infrastructure for regulated lottery, draw-based gaming and outcome verification markets.

Through the TechLott platform and NeoDraw architecture, the Company is developing modular technology solutions for licensed operators, government-linked lottery organizations and regulated gaming partners. The platform is designed to support draw logic, verifiable randomness, audit-ready records, settlement tools, operator back-office capabilities and API-based integration layers.

TechLott’s strategy is to help regulated operators modernize lottery and outcome-based products while maintaining flexibility around existing systems, local regulatory requirements and commercial deployment models.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor created by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s business strategy, technology platform, platform capabilities, product development, customer deployments, potential commercial relationships, regulatory positioning, market opportunity, revenue model and future growth plans.

Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, among others, the Company’s ability to develop, maintain and commercialize its technology platform; secure customer contracts; generate meaningful revenue; comply with lottery, gaming, data protection, securities and other applicable regulations; raise additional capital; manage technology, cybersecurity and operational risks; integrate acquired technology; and execute its business plan in regulated and emerging markets.

Additional risks and uncertainties are described in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in the Company’s subsequent filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

For more information, please contact:

Contacts:

Investor Relations Contact:

Golmidas Communications

info@golmidas.com

For Institutional and Board Inquiries:

Eldar Edmond Grady

Chairman of the Board

eldar@techlott.com